UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010 (June 3, 2010)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2010, Energy Partners, Ltd. (the “Company”) announced that Mr. Jonathan S. Gross joined the Company on that date as the Company’s Senior Vice President, Geosciences. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Pursuant to an offer letter accepted by Mr. Gross on May 25, 2010 (the “Offer Letter”), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Gross agreed to the following, among other things:

•	A starting annual base salary of $275,000.
•	An annual bonus target of 50% of base pay.
•

A grant on the commencement date of his employment of a non-statutory option with a ten year term to purchase 25,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) that will vest in one-third increments on each of the first three anniversaries of the date of grant, and with an exercise price equal to the closing price of the Common Stock on the date of grant.

•	Eligible for participation in the Company’s Change of Control Severance Plan (as amended, the “Change of Control Plan”) with a Designated Multiple (as defined in the Change of Control Plan) of 1.5X.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 to this current report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2010, the Company announced that Mr. Jonathan S. Gross joined the Company on that date as the Company’s Senior Vice President, Geosciences, as described under Item 1.01 above, which description is incorporated by reference into this Item 5.02.

Mr. Gross, age 51, was most recently President of Jexco LLC in Houston, Texas, where he provided geological and geophysical consulting services from June 2009 until the present. From July 2008 to May 2009, Mr. Gross served as Vice President and Chief Operating Officer of Houston Exploration Services, Inc., a Houston-based subsidiary of Kuwait Energy Company (“KEC”), where he provided exploration services to KEC projects in Eurasia and the Middle East. Prior to his service at Houston Exploration Services, Mr. Gross served as Senior Vice President – Exploration (May 2004 to July 2008) and Vice President – Exploration (October 2000 to May 2004) at Cheniere Energy, Inc. in Houston, where, among other things, he was responsible for Cheniere’s domestic exploration and production activities in the Gulf of Mexico, including managing seismic data and generating prospects through advanced technologies. Mr. Gross holds a B.A. in Geophysical Science from the University of Chicago.

Also on June 4, 2010, the Company announced that Tiffany J. Thom has been appointed Chief Financial Officer of the Company, effective on that same day. Ms. Thom will also continue to serve as Senior Vice President and Treasurer. A copy of the press release is attached as Exhibit 99.1 to this current report.

Ms. Thom, age 38, has previously undertaken significant financial duties in her previous positions as Senior Vice President, Treasurer and Principal Financial Officer of the Company. Ms. Thom joined the Company in 2000 as a senior asset management engineer, and has since held the positions of Director of Corporate Reserves (September 2001 to March 2006), Director of Investor Relations (April 2006 to June 2008) and Vice President, Treasurer and Director of Investor Relations (July 2008 to June 2009). In July 2009, she was designated as the Company’s Principal Financial Officer and, in September 2009, she was appointed to be a Senior Vice President. Prior to joining the Company, Ms. Thom was a senior reservoir engineer with Exxon Production Company and ExxonMobil Company. Ms. Thom holds a B.S. in Engineering from the University of Illinois and an M.B.A. in Management with a concentration in Finance from Tulane University.

Except for the Offer Letter described in this current report, there are no arrangements or understandings between Mr. Gross or Ms. Thom and any other person pursuant to which such individual was selected for the positions described above. Neither Mr. Gross nor Ms. Thom has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Gross or Ms. Thom has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, the stockholders of the Company voted on the following proposals:

(a) The election of five (5) individuals to the Company’s Board of Directors; and

(b) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

On the record date for the 2010 Annual Meeting, there were 40,064,731 shares of Common Stock issued, outstanding and entitled to vote. Stockholders holding 31,300,216 shares were present at the meeting, in person or represented by proxy.

At the 2010 Annual Meeting, the stockholders re-elected each of the current directors to serve as directors until the Company’s 2011 annual meeting of stockholders. The voting for re-election of directors was as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
Charles O. Buckner	26,211,566	168,994
Scott A. Griffiths	26,173,156	207,404
Marc McCarthy	26,234,746	145,814
Steven J. Pully	24,919,029	1,461,531
John F. Schwarz	26,236,916	143,644

The stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
31,241,310	52,281	6,625

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Offer Letter to Jonathan S. Gross, accepted on May 25, 2010.

99.1*	Press Release, dated June 4, 2010, announcing the appointments of Jonathan S. Gross as the Company’s Senior Vice President, Geosciences, and Tiffany J. Thom as the Company’s Chief Financial Officer.

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010

ENERGY PARTNERS, LTD.

By:	/S/ JOHN H. PEPER
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

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